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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-6 of Separate Account USL VL-R of The United States Life Insurance Company in the City of New York ("Separate Account USL VL-R") of our report dated April 22, 2019, relating to the financial statements of Separate Account USL VL-R which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated July 24, 2019, relating to the financial statements of Separate Account USL B of The United States Life Insurance Company in the City of New York. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of The United States Life Insurance Company in the City of New York. We also consent to the use in this Registration Statement of our report dated April 22, 2019, relating to the statutory basis financial statements of National Union Fire Insurance Company of Pittsburgh, Pa. We also consent to the references to us under the heading "Financial Statements" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
November 1, 2019